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[THE LOEWEN GROUP INC. LETTERHEAD]






                                 November 4, 1997


STRICTLY PRIVATE AND CONFIDENTIAL

Mr. Douglas I. McKinnon
2654 - 133rd Street
Surrey, B.C.
V4P lX9


Dear Doug:

            This letter will confirm our mutual agreement on your severance provisions:

      1. You will be provided your normal salary and related fringe benefits over the nine-month period commencing November 1, 1997 and terminating July 31, 1998.

      2. You will be entitled to the vesting of any options during the ninth month period which vesting arises pursuant to the provisions of your Stock Option Agreement. Please note that all vested but unexercised options must be exercised within 45 days of July 31, i.e., September 15, 1998.

      3. You have reconfirmed your understanding of and agreement with the confidentiality and non-competition provisions of your employment agreement of May 1, 1996, both of which require strict observance.

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      4.    Henceforth any comment you make about The Loewen Group Inc., its subsidiaries, affiliates, or business will be of a positive and favourable nature and in no circumstances of a negative or adverse nature.

      5. Henceforth any comment made by The Loewen Group Inc. about yourself will be of a positive and favourable nature and in no circumstances of a negative or adverse nature.

            This letter confirms the Company's agreement with these severance provisions. Please confirm your agreement by signing as provided below.

            Thank you for your efforts on behalf of The Loewen Group

                                          Yours truly,

                                          THE LOEWEN GROUP INC.


                                          Per:
                                          /s/ PETER S. HYNDMAN
                                          ------------------------------------
                                          Peter S. Hyndman
                                          Vice-President, Law and
                                          Corporate Secretary

                                          All of the above acknowledged,
                                          accepted, agreed and confirmed as
                                          of this 4th day of November, 1997.


                                          /s/ DOUGLAS J. MCKINNON
                                          ------------------------------------
                                          Douglas J. McKinnon


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